UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported):
February 26, 2009

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation or organization)		Number)

81 Wyman Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)
(781) 622-1000
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Compensatory Arrangements of Certain Officers
     On February 26, 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Thermo Fisher Scientific Inc. (the “Company”) took the following actions relating to executive compensation:
     Annual Cash Incentive Plans — Approval of Payout of Cash Bonuses for 2008. The Compensation Committee approved the payout of cash bonuses for 2008 to the Company’s executive officers under the Company’s 2008 Annual Incentive Award Plan (the “162(m) Plan”), which was approved by the stockholders of the Company at its 2008 Annual Meeting of Stockholders. The Compensation Committee exercised its discretion to lower the amount of the cash bonuses payable under the 162(m) Plan based on its determinations as to the level of achievement of the applicable supplemental performance metrics and goals for 2008 under the Company’s annual cash incentive program, which operates in connection with the 162(m) Plan. The amount of cash bonuses approved by the Compensation Committee to be paid to the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) is set forth in the table below.
     Base Salary — Approval of Increases. Effective April 1, 2009, the Compensation Committee increased the annual base salary of the Company’s executive officers. The annual base salary approved by the Compensation Committee for each of the Company’s named executive officers is set forth in the table below.
     Stock Options — Approval of Grant for February 26, 2009. The Compensation Committee granted stock options to Peter Wilver, Alan Malus and Seth Hoogasian, under the Company’s 2008 Stock Incentive Plan. The stock option grants are evidenced by the Company’s standard form of Stock Option Agreement for officers, a copy of which is on file with the SEC. The options (a) vest in equal annual installments over the three-year period commencing on the first anniversary of the date of grant (i.e., the first 1/3 of the stock option grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, and (c) have a term of 7 years from such date. The stock option grants approved by the Compensation Committee for the named executive officers are set forth in the table below.
     Restricted Stock Units — Approval of Grants for February 26, 2009. The Compensation Committee granted time-based restricted stock units to Messrs. Wilver, Malus and Hoogasian, under the Company’s 2008 Stock Incentive Plan. The time-based restricted stock unit grants are evidenced by the Company’s standard form of Restricted Stock Unit Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1. The time-based restricted stock units vest in equal annual installments over the three-year period commencing on the date of grant (i.e., the first 1/3 of a restricted stock unit grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

     The Compensation Committee also granted performance-based restricted stock units to Messrs. Wilver, Malus and Hoogasian, under the Company’s 2008 Stock Incentive Plan. The performance-based restricted stock units are evidenced by the form of Performance Restricted Stock Unit Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.2. In connection with the awards of performance-based restricted stock units, the Compensation Committee adopted as a performance goal the measure modified earnings per share. The vesting of the performance-based restricted stock unit awards is as follows: up to thirty-three and one-third percent (33 1/3%) of the maximum restricted stock units shall vest on the day the Compensation Committee certifies the Company’s adjusted earnings per share amount for 2009 (such date of certification being referred to as the “First Vesting Date”), and the same number of restricted stock units that vested on the First Vesting Date shall vest on both the first anniversary and the second anniversary of the First Vesting Date so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).
     The time-based restricted stock unit grants and both the target and maximum number of achievable performance-based restricted stock unit grants approved by the Compensation Committee for the Company’s named executive officers are set forth in the table below.

				Securities
				Underlying	Securities Underlying
				February 26,	February 26, 2009
			Securities	2009 Time-	Performance-Based
		2009 Salary	Underlying	Based Restricted	Restricted Stock Unit
	2008 Cash	(Effective	February 26, 2009	Stock Unit	Grant
Name	Bonus	April 1, 2009)	Option Grant	Grant	Target	Maximum
Marijn E. Dekkers	$1,865,643	$1,218,000	—	—	—	—
President and Chief Executive Officer

Marc N. Casper	$823,266	$739,000	—	—	—	—
Executive Vice President and Chief Operating Officer

Peter M. Wilver	$547,886	$600,000	69,900	15,600	15,600	24,960
Senior Vice President, Chief Financial Officer

Alan J. Malus	$477,940	$547,410	80,700	18,000	18,000	28,800
Senior Vice President

Seth H. Hoogasian	$379,902	$481,500	32,300	7,200	7,200	11,520
Senior Vice President, General Counsel and Secretary

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
     The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Form of Thermo Fisher Scientific Inc.’s Restricted Stock Unit Agreement

10.2	Form of Thermo Fisher Scientific Inc.’s February 2009 Performance Restricted Stock Unit Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 27th day of February, 2009.

THERMO FISHER SCIENTIFIC INC.
By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Thermo Fisher Scientific Inc.’s Restricted Stock Unit Agreement

10.2	Form of Thermo Fisher Scientific Inc.’s February 2009 Performance Restricted Stock Unit Agreement